                                                                    EXHIBIT 23.3


                            MILLER AND LENTS, LTD.



                      CONSENT OF MILLER AND LENTS, LTD.,
                        INDEPENDENT PETROLEUM ENGINEERS


        We consent to reference to our firm under the caption "Independent Reserve Engineers" and elsewhere in the Registration Statement and related Prospectus constituting Nuevo Energy Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 4, 1998.


                                                MILLER AND LENTS, LTD.


                                                By /s/ Larry M. Gring
                                                  ---------------------------
                                                  Larry M. Gring
                                                  Senior Vice President


Houston, Texas
August 4, 1988